UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: November 19, 2009
(Date of earliest event reported)

ZOOM TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-18672	51-0448969
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

No.6 Zhongguancun South Street, CEC Bldg Room 608
Haidian District, Beijing, China 100086

U.S. correspondence office:
c/o Ellenoff Grossman & Schole LLP
150 East 42nd Street
New York, NY 10017
 (Address of principal executive offices including zip code)

(703) 720-0333
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 19, 2009, Kit H. Choy resigned as a member ("Director") of the Board of Directors ("Board") of Zoom Technologies, Inc. (the "Company"). Mr. Choy did not resign from the Company's Board as a result of any disagreements with the Company on any matter relating to the Company's operations, policies or practices. On November 19, 2009, the Company appointed Cheng Wang to fill the vacancy, until the next annual meeting or special meeting convened for the purpose of electing directors or until such time as Mr. Wang is replaced by a successor. Mr. Wang is also appointed to serve on the Audit and Compensation committees of the Board.

Mr. Wang is not a related party of the Company and currently there exists no material plan, contract or arrangement between the Company and Mr. Wang.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits. None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ZOOM TECHNOLOGIES, INC.

Date: November 24, 2009	By: /s/ Anthony K. Chan Anthony K. Chan Chief Financial Officer